AMENDED AND RESTATED

BY-LAWS

OF

BUILDERS FIRSTSOURCE, INC.

A Delaware Corporation

(As Amended and Restated Effective May 27, 2025)

ii

iii

AMENDED AND RESTATED

BY-LAWS

OF

BUILDERS FIRSTSOURCE, INC.

(A DELAWARE CORPORATION)

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meetings. The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.

Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by either the Chairman, if there be one, or the Chief Executive Officer and shall be called by any officer at the request in writing of (i) the Board of Directors or (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). The ability of the stockholders to call a Special Meeting of Stockholders is hereby specifically denied.

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

Section 5. Nature of Business at Meetings of Stockholders; Stockholder Proposals and Nominations. No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice requirements and procedures set forth in this Section 5 or (d) with respect to nominations, otherwise properly made at or brought by any Eligible Holder (as defined below) who compiles with the requirements and procedures set forth in Section 16 of this Article II and whose Stockholder Nominee (as defined below) is included in the Corporation’s proxy materials for the Annual Meeting.

(i)
No proposal for a stockholder vote (other than a proposal that appears in the Corporation’s proxy statement after compliance with the procedures set forth in Securities and Exchange Commission Rule 14a-8 or any successor provision) shall be submitted by a stockholder (a “Stockholder Proposal”) to the Corporation’s stockholders unless the stockholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity:

(a)
the names and business addresses of the Proponent and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle (collectively, a “Person”) acting in concert with the Proponent, including any beneficial owner on whose behalf the proposal is being made;

(b)
the name and address of the Proponent and the Persons identified in clause (a), if any, as they appear on the Corporation’s books;

(c)
the class and number of shares of the Corporation which are, directly or indirectly, beneficially owned by the Proponent and by each Person identified in clause (a);

(d)
a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Proponent and each Person identified in clause (a), if any;

(e)
a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such Proponent and each Person identified in clause (a), if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(f)
a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proponent and each Person identified in clause (a), if any, has a right to vote any shares of any security of the Corporation;

(g)
a description of any short interest in any security of the Corporation (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(h)
a description of any rights to dividends on the shares of the Corporation owned beneficially by such Proponent and each Person identified in clause (a), if any, that are separated or separable from the underlying shares of the Corporation;

(i)
a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proponent and such Person identified in clause (a), if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(j)
a description of any performance-related fees (other than an asset-based fee) that such Proponent and such Person identified in clause (a), if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any; and

(k)
such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal.

Such notice also shall include a representation (1) that such Proponent is a holder of record of capital stock of the Corporation entitled to vote at such meeting, (2) that such Proponent intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, (3) that such Proponent will notify the Corporation in writing of the number of shares of capital stock of the Corporation owned of record and beneficially by such Proponent and such Person identified in clause (a) above, if any, as of the record date for the meeting within five (5) business days following the later of the record date or the date notice of the record date is first publicly disclosed, and (4) as to whether such Proponent and such Person identified in clause (a) above, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to adopt or approve the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal.

All such information (1) is to be provided as of the date of such notice, including, without limitation, any such interests held by members of the immediate family (sharing the same household) of such Proponent and such Person identified in clause (a) above, if any, and (2) shall be supplemented by such Proponent and such Person identified in clause (a) above, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date.

(ii)
Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by stockholders in accordance with this Section 5 or Section 16 of this Article II, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any Annual Meeting or any Special Meeting of Stockholders at which directors are to be elected may be made by any stockholder of the Corporation who is a stockholder of record on the date of the giving of notice of such Annual Meeting or Special Meeting and entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 5. Nominations by stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth:

(a)
As to the stockholder and the beneficial owner, if any, on whose behalf a nomination is made (1) the information required pursuant to subsections (a), (b), (c), (e), (f), (g),

(h), (i), and (j) of clause (i) above of this Section 5, and (2) all other information relating to such stockholder and such beneficial owner, if any, that would be required to be disclosed, whether in a proxy statement, other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or otherwise, in each case pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder;

(b)
As to each person whom the stockholder proposes to nominate for election or reelection as a director at such meeting (1) all information relating to such person that would be required to be disclosed, whether in a proxy statement, other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or otherwise, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (4) any information that such person would be required to disclose pursuant to clause (a) of this sentence if such person were a stockholder making a nomination, (5) an undertaking from such nominee to notify the Corporation in writing of any change in the information called for by the foregoing clauses (1), (2), (3) and (4) as of the record date for such meeting, by notice received by the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) day following such record date, and (6) a completed and signed questionnaire, representation and agreement required by (iii) of this Section 5;

(c)
an undertaking by the stockholder and beneficial owner, if any, to notify the Corporation in writing of any change in the information called for by clauses (a) and (b) as of the record date for such meeting, by notice received by the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) day following such record date; and

(d)
a representation (1) that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (2) whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination.

(iii)
To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of a

Nomination Notice under (v) of this Section 5) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request), that such person (1) is not and will not become a party to (x) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question or issues or questions generally (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics applicable to members of the Board of Directors, as well as all other applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(iv)
The Corporation may also, as a condition of any such nomination being deemed properly brought before a meeting, require any proposed nominee to furnish (1) any information required pursuant to any undertaking delivered pursuant to (ii) of this Section 5 and (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation (consistent with the rules of the Securities and Exchange Commission and with any director independence standards set forth in the Corporation’s Corporate Governance Guidelines) or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(v)
If a Stockholder Proposal or Nomination Notice is to be submitted at the Annual Meeting of Stockholders, it shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, a Stockholder Proposal or Nomination Notice must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Subject to Section 3 of this Article II as to matters that may be acted upon at a Special Meeting of Stockholders, if the Board has determined that directors are to be elected at a Special Meeting, and one or more director elections are included in the Corporation’s notice of meeting, in order to be timely, any Nomination Notice submitted for such Special Meeting of Stockholders must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation not more than 120 days prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the last to occur of (1) the day on which public disclosure of the date of such Special Meeting was first made by the Corporation and (2) the day on which public disclosure the nominees proposed by the Board of Directors to be elected at such meeting was first made by the Corporation. In no event shall the adjournment or postponement of an Annual Meeting (or any public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of this section and Section 16 of Article II, “public disclosure” or “public announcement” shall mean disclosure in a Current Report on Form 8-K (or any successor form), in another public filing with the Securities and Exchange

Commission, or in a press release reported by Dow Jones News Service, Business Wire or a comparable national news service.

(vi)
No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 5; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 5 shall be deemed to preclude discussion by any stockholder of any such business. In addition, if the Proponent or nominating stockholder does not appear or send a qualified representative to present the Stockholder Proposal or nomination, as applicable, at the relevant meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The chairman at any stockholders’ meeting may determine that any Stockholder Proposal or nomination, as applicable, was not made in accordance with the procedures prescribed in these By-laws or is otherwise not in accordance with law, and if it is so determined, the chairman shall so declare at the meeting and the Stockholder Proposal or nomination, as applicable, shall be disregarded.

Section 6. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 7. Consent of Stockholders in Lieu of Meeting. No stockholder action required to be taken or that may be taken at any Annual Meeting or Special Meeting of Stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

Section 8. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 6 hereof, until a quorum shall be present or represented.

Section 9. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote thereat, voting as a single class.

Each nominee for director shall be elected to the Board of Directors by the vote of a majority of the votes cast, in person or by proxy, with respect to that director nominee’s election at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is five (5) business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees for whom notice has been given (including those proposed nominees identified in any notices delivered pursuant to Section 2 of Article III and not withdrawn by such date, or determined ineligible or determined by the Board of Directors (or a committee thereof) to not create a bona fide election contest) exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast at such meeting. For the purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast against that director nominee. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Unless otherwise provided in the Certificate of Incorporation, and subject to Section 12 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 10 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting be cast by written ballot.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy specifically provides for a longer period of time with a termination date specified therein. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i)
A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams, or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 11. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 12. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 13. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 11 of this Article II, or the books of the Corporation or to vote in person or by proxy at any meeting of the stockholders.

Section 14. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 15. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman, the Chief Executive Officer, or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees, or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 16. Proxy Access for Director Nominations.

(i)
Inclusion of Stockholder Nominees in Proxy Statement. Subject to the terms and conditions of these By-laws, if expressly requested in the relevant Notice of Proxy Access Nomination (as defined below), the Corporation shall include in its proxy statement for any Annual Meeting of Stockholders at which the Corporation will be electing directors to the Board of Directors:

(a)
the names of any person or persons nominated for election (each, a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually or collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 16 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);

(b)
disclosure about each Stockholder Nominee and the Nominating Stockholder that the Corporation determines is required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;

(c)
any written statement included by the Nominating Stockholder in the Notice of Proxy Access Nomination for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 16(v)(c)), if such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”); and

(d)
any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section and any solicitation materials or related information with respect to a Stockholder Nominee.

For the avoidance of doubt, nothing in this Section 16 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials, the Corporation’s own statement or other information relating to any Nominating Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 16.

For purposes of this Section 16, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee thereof or any officer of the Corporation designated by the Board of Directors or by a committee of the Board of Directors. The chairman of any Annual Meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 16 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be eligible for election to the Board of Directors.

(ii)
Maximum Number of Stockholder Nominees.

(a)
The Corporation shall not be required to include in the proxy statement for an Annual Meeting of Stockholders more Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Holder for inclusion in the Corporation’s proxy materials pursuant to this Section 16 but either are subsequently withdrawn, disregarded, declared invalid or ineligible) than that number of directors constituting the greater of (i) two or (ii) 20% of the total number of directors of the Corporation in office on the last day on which a Notice of Proxy Access Nomination may be submitted pursuant to this Section 16 (rounded down to the nearest whole number) (the “Maximum Number”); provided, however, that for so long as the Corporation has a classified Board of Directors, in no case shall the number of Stockholder Nominees appearing in the Corporation’s proxy materials pursuant to this Section 16 for any Annual Meeting of Stockholders exceed one-half (1/2) of the number of directors to be elected at such Annual Meeting (rounded down to the nearest whole number). The Maximum Number for a particular Annual Meeting shall be reduced by the number of: (1) Stockholder Nominees who the Board of Directors itself decides to nominate for election at such Annual Meeting; (2) individuals who will be included in the proxy statement as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or understanding with a stockholder or group of stockholders (other than any agreement, arrangement or understanding entered into in connection with an acquisition of shares of capital stock of the Corporation by such stockholder or group of stockholders) and (3) incumbent directors who had been Stockholder Nominees with respect to any of the preceding three annual meetings of stockholders and whose reelection at the upcoming Annual Meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Notice of Proxy Access Nomination as set forth in Section 16(iv) below but before the date of the Annual Meeting, and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(b)
Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the proxy materials pursuant to this Section 16 shall rank such Stockholder Nominees based on the order that the Nominating Stockholder desires such Stockholder Nominees to be selected for inclusion in the proxy statement in the event that the number of Stockholder Nominees for any Annual Meeting of Stockholders exceeds the Maximum Number. If the number of Stockholder Nominees pursuant to this Section 16 for any Annual Meeting of Stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of capital stock of the Corporation held by each Nominating Shareholder (as disclosed in such Nominating Stockholder’s Notice of Proxy Access Nomination), with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee.

(iii)
Eligibility of Nominating Stockholder.

(a)
An “Eligible Holder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 16(iii) continuously for the three-year period specified in Subsection (b) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 16(iv), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(b)
An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 16 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Notice of Proxy Access Nomination, and continues to own at least the Minimum Number through the date of the Annual Meeting. Two or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by a single employer or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Notice of Proxy Access Nomination documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in (1, (2) or (3) hereof. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 16, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 16, as determined by the Board of Directors, or withdraw from a group of Eligible Holders at any time before the Annual Meeting of Stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group. Notwithstanding the foregoing, any otherwise Eligible Holder (including each fund that is a member of a group of funds as described in Section 16(iii)(b) and/or beneficial owner whose stock ownership has been counted for the purposes of qualifying as an Eligible Holder) who nominates a Stockholder Nominee that is elected to the Board of Directors shall not be permitted to utilize the provisions set forth in this Section 16 during the following three Annual Meetings after such Stockholder Nominee is elected to the Board of Directors.

(c)
The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission before the submission of the Notice of Proxy Access Nomination.

(d)
For purposes of this Section 16, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (1) the full voting and investment rights pertaining to the shares; and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares: (w) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (x) sold short by such Eligible Holder, (y) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five (5) business days’ notice, has recalled such loaned shares before the date of the annual meeting and continues to hold such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of capital stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the regulations promulgated under the Exchange Act.

(e)
No shares may be attributed to more than one Eligible Holder, and no Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Notice of Proxy Access Nomination.

(iv)
Notice of Proxy Access Nomination. In order to nominate a Stockholder Nominee for election to the Board of Directors pursuant to this Section 16, the Nominating Stockholder must have given timely notice thereof (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the Corporation. To be timely, the Nominating Stockholder’s Notice of Proxy Access Nomination must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, a Notice of Proxy Access Nomination must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an Annual Meeting commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above. To be in proper written form, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(a)
A copy of the Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;

(b)
A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member): (1) the information, agreements, representations and warranties required with respect to the nomination of directors pursuant to Section 5 of this Article II; (2) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (3) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation and does not presently have such intent; (4) a representation and warranty that each Stockholder Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the shares of capital stock of the Corporation are listed; (5) a representation and warranty that each Stockholder Nominee: (i) qualifies as independent under the Applicable Independence Standards (as defined below); (ii) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the shares of capital stock of the Corporation are listed; (iii) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); and (iv) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee; (6) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 16(iii) and has provided evidence of ownership to the extent required by Section 16(iii)(a); (7) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 16(iii) through the date of the Annual Meeting and a statement regarding the Nominating Stockholder’s intent with respect to continued ownership of the Minimum Number of shares for at least one year following the Annual Meeting; (8) details of any position of a Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Notice of Proxy Access Nomination; (9) a representation and warranty that the Nominating Stockholder (including each group member) has not been a Nominating Stockholder whose Stockholder Nominee was subsequently elected to the Board of Directors during the previous three Annual Meetings; (10) a representation and warranty that the Nominating Stockholder has not engaged and will not engage in a, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv) under the Exchange Act) (or any successor rules) with respect to the Annual Meeting, other than with respect to a Stockholder Nominee; (11) a representation and warranty that the Nominating Stockholder has not distributed and will not distribute to any stockholder of the Corporation any form of proxy card for the Annual Meeting other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the Annual Meeting; (12) a representation and warranty that the Nominee was not nominated for election to the Board of Directors pursuant to this Section 16 at one of the Corporation’s two (2) preceding Annual Meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the votes cast for such Stockholder Nominee; (13) if desired, a Supporting Statement; (14) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; and (15) a representation and warranty that the Nominating Stockholder will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made not misleading;

(c)
An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including each group member) agrees: (1) to comply with all applicable laws, rules, regulations and listing standards in connection with the nomination, solicitation and election in connection with the Annual Meeting of Stockholders; (2) to file with the Securities and Exchange Commission any written solicitation materials with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees, any Stockholder Nominee or the Corporation’s Annual Meeting, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the information contained in the Notice of Proxy Access Nomination or other information provided by the Nominating Stockholder to the Corporation or its representatives; (4) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any Stockholder Nominee submitted by the Nominating Stockholder or a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under Section 5 of this Article II; (5) in the event that (i) any information included in the Notice of Proxy Access Nomination, or any other communication by the Nominating Stockholder (including with respect to any group member) in connection with the nomination or election ceases to be accurate in all material respects or omits a material fact necessary to make the statements made not misleading, or (ii) the Nominating Stockholder or group member has failed to continue to satisfy the eligibility requirements described in Section 16(iii), to promptly (and in any event within 48 hours of discovery) notify in reasonable detail the Corporation of (x) such misstatement or omission or (y) such failure; it being understood that providing any such notification shall not be deemed to cure any defect or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy statement pursuant to this Section 16); and

(d)
An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Stockholder Nominee: (1) to provide to the Corporation such other information and certifications, as it may reasonably request, including completion of the Corporation’s director questionnaire; (2) at the reasonable request of the Nominating and Corporate Governance Committee, to meet with the Nominating and Corporate Governance Committee to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; and (3) to provide the information required by Section 5(iii) of this Article II. At the request of the Corporation, the Stockholder Nominee must provide such additional information as necessary to permit the Board of Directors to determine if each

Stockholder Nominee is independent under the listing standards of the principal exchange upon which the shares of capital stock of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”).

The information and documents required by this Section 16(iv) to be provided by the Nominating Stockholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Notice of Proxy Access Nomination shall be deemed submitted on the date on which all the information and documents referred to in this Section 16(iv) (other than such information and documents contemplated to be provided after the date the Notice of Proxy Access Nomination is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(v)
Exceptions.

(a)
If, after the deadline for submitting a Notice of Proxy Access Nomination as set forth in Section 16(iv), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 16, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Stockholder Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the Annual Meeting.

(b)
Notwithstanding anything to the contrary contained in this Section 16, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Notice of Proxy Access Nomination would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if: (1) the Corporation receives a notice pursuant to this Section 16 that a stockholder intends to nominate a candidate for director at the Annual Meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation; (2) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the Annual Meeting of Stockholders to present the nomination submitted pursuant to this Section 16, the Nominating Stockholder withdraws its nomination or the chairman of the Annual Meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 16 and shall therefore be disregarded; (3) the Board of Directors determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these By-laws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or listing standards of the primary stock exchange on which the shares of capital stock of the Corporation are listed; (4) such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 16 at one of the Corporation’s two (2) preceding Annual Meetings of Stockholders and either (x) withdrew or became ineligible or unavailable for election at the Annual Meeting or (y) received a vote of less than 25% of the votes cast for such Stockholder Nominee; (5) such Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (6) the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or the Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 16(iii), any of the representations and warranties made in the Notice of Proxy Access Nomination ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Section 16.

(c)
Notwithstanding anything to the contrary contained in this Section 16, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Notice of Proxy Access Nomination, if the Board of Directors determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; (3) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule, regulation or listing standard or (4) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than 3 nor more than 13 members, the exact number of which shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of Directors then in office. Except as provided in Section 3 of this Article III, directors shall be elected to fill the board seats of directors whose terms expire at each Annual Meeting of Stockholders pursuant to Section 9 of Article II at such meeting. Directors need not be stockholders.

Until the election of directors at the annual meeting of stockholders to be held in 2028, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes, designated Class I, Class II, and Class III, as nearly equal in number as may be possible, Class I being the class most recently elected for a term expiring at the annual meeting of stockholders to be held in 2027, Class II being the class to be elected at the annual meeting of stockholders to be held in 2025 for a term expiring at the annual meeting of stockholders to be held in 2028, and Class III being the class most recently elected for a term expiring at the annual meeting of stockholders to be held in 2026, with each class to hold office until its successor is duly elected and qualified. Until the annual meeting of stockholders to be held in 2026, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Commencing with the election of directors at the annual meeting of stockholders to be held in 2026, all directors shall be elected for a one year term expiring at the next annual meeting of stockholders, and commencing with the election of directors at the annual meeting of stockholders to be held in 2028, the classification of the Board of Directors shall terminate.

Section 2. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 2 and Sections 5 or 16 of Article II of these By-Laws shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation who complies with the requirements and procedures set forth in Sections 5 or 16 of Article II of these By-Laws.

Section 3. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof arising through death, resignation, removal, an increase in the number of directors constituting the Board of Directors or such committee or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director so chosen shall, in the case of the Board of Directors, for so long as the Corporation has a classified Board of Directors, hold office for a term that shall coincide with the remaining term of the class of directors to which such director is appointed and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal and, in the case of any committee of the Board of Directors, shall hold office until such director's successor is duly appointed by the Board of Directors or until such director's earlier death, resignation or removal.

Section 4. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 5. Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors and any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by any two directors. Special meetings of any committee of the Board of Directors may be called by the Chairman of such committee, if there be one, the President, or any director serving on such committee. Notice thereof stating the place, date, and hour of the meeting shall be given to each director (or, in the case of a committee, to each director that is a member of such committee) either personally, by mail, internationally recognized overnight courier, telephone, telegram, telex, cable, or electronic transmission, with any delivery fee thereof prepaid, not less than two Business Days (as defined below) before the date of the meeting. “Business Day” shall mean any day other than a Saturday, or Sunday, or day on which commercial banking institutions in the City of New York are authorized by law to be closed.

Section 6. Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the Chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 7. Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing to the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the Secretary of the Corporation or, in the case of a committee, to the Chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors; provided that until the election of directors at the annual meeting of stockholders to be held in 2028, such removal may be only for cause. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 8. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, provided that notice of the time and place of the adjourned meeting be sent to the absent directors in accordance with these By-laws, until a quorum shall be present.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, shall have the right to participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, an alternate member shall be designated by the Board of Directors to replace the absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution establishing any committee of the Board of Directors or the charter of any such committee may establish requirements or procedures relating to the governance or operation of such committee that are different from, or in addition to, those set forth in these By-Laws and, to the extent that there is any inconsistency between these By-Laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated compensation for service as director, payable, in each case, in cash or securities and in such amount as determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1.

(i)
General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director), a Chief Executive Officer, and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation, or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

(ii)
Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation, or removal. Any officer elected by the Board of Directors may be removed at any time by an affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a duly authorized committee thereof.

Section 2. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents, and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 3. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 4. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business and affairs of the Corporation and of its several officers, other than the Chairman, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have the power to execute, by and on behalf of the Corporation, all deeds, mortgages, bonds, contracts, or other agreements and instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and, provided the Chief Executive Officer is also a director, at all meetings of the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 5. President. The President shall, subject to the control of the Board of Directors, the Chairman of the Board of Directors, if there be one, and the Chief Executive Officer, if there be one, have general supervision of the business and affairs of the Corporation. The President shall have the power to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer. In general, the President shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, or if there be none, the President shall preside at all meetings of the stockholders and, provided the President is also a director, at all meetings of the Board of Directors. If there be no Chief Executive Officer, the Board of Directors shall designate the President in the absence of the Chief

Executive Officer or, in the event of the inability or refusal of the Chief Executive Officer to act, to perform the duties of the Chief Executive Officer and, when so acting, the President shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 6. Vice Presidents. At the request of the Chief Executive Officer, if there be one, or the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents (any of which may be designated as Senior Vice Presidents by the Board of Directors), if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have the power to execute, by and on behalf of the Corporation, deeds, mortgages, bonds, contracts, or other agreements and instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws to some other officer of the Corporation or shall be required by law to be otherwise signed or executed. Each Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President from time to time may prescribe. If there be no Chairman of the Board of Directors, no Chief Executive Officer and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer, or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it, and, when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates, and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President, and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties, compensation and powers.

ARTICLE V

STOCK

Section 1. Form of Certificates. Unless otherwise determined by a resolution of the Board of Directors, every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman of the Board of Directors, or the Chief Executive Officer, the President, or a Vice President and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate (or in the case of uncertificated shares, the person named in the stock records of the Corporation) or by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned, or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee, or stockholder, such notice may be given by mail or via an internationally recognized overnight courier, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with any postage or delivery fee thereon prepaid, and such notice shall be deemed to be given three Business Days after the same shall be deposited in the United States mail and one Business Day after deposit with such courier, except as otherwise provided by law or by these By-Laws. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation, or these By-Laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation

or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Written notice may also be given personally or by telegram, telex or cable.

Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee, or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation, or these By-Laws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 9 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip, or other securities or evidences of indebtedness of the Corporation, or for priority dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Forum of Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL or the Certificate of Incorporation or By-Laws, or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5 of Article VII. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 5 of Article VII with respect to any current or future actions or claims.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys' fees incurred by former directors and officers) may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, any statute, agreement, vote of stockholders or disinterested directors, pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, limited liability company, trust, employee benefit plan, or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee, or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors, or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

AMENDMENTS

Section 1. Amendments. These By-Laws may be altered, amended, or repealed, in whole or in part, or new By-Laws may be adopted by the Board of Directors or by the stockholders; provided, however, that, in the case of amendments by stockholders, notice of such alteration, amendment, repeal, or adoption of new By-Laws be contained in the notice of such meeting of the stockholders, as the case may be. All such alterations, amendments, or repeals must be approved by a majority of the entire Board of Directors then in office or by an affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon, as the case may be, except that, in the case of such alterations, amendments or repeals approved by stockholders, any amendment of (i) Sections 2, 3, 5, 7, 8 and 16 of Article II, (ii) Sections 1, 2, and 3 of Article III, and (iii) Article VIII shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66.67%) of the outstanding shares of capital stock entitled to vote thereon.

Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors that the Corporation would have if there were no vacancies.

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Last Amended as of: May 27, 2025